Exhibit 10.7

THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated and effective as of August 31, 2011 (the “Third Amendment”), by and among Emerald Dairy Inc., a Nevada corporation (the “Company”), and JAG Multi Investments, LLC, a New York limited liability company (the “Investor”).

RECITALS:

A.           On June 12, 2008, the Investor purchased from the Company, for a purchase price of $1,500,000, (i) an 8% promissory note in the principal amount of $1,500,000 (the “Original Principal Amount”), due on December 31, 2008 (the “Original Note”), and (ii) three-year warrants to purchase 150,000 shares of the Company’s common stock, at an exercise price of $2.61 per share (the “Original Warrants”), pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”).

B.           On December 31, 2008, the Company and the Investor entered into an Amendment to the Purchase Agreement (the “First Amendment”), pursuant to which, among other things: (i) the maturity date of the Original Note was extended from December 31, 2008 to December 31, 2009 (the “First Amended Maturity Date”); (ii) as of December 31, 2008, the initial interest rate of the Original Note of 8% per annum was increased to 10% per annum (the “Increased Interest Rate”); (iii) in exchange for the Original Note, the Company issued and delivered to the Investor an Amended and Restated Promissory Note (the “First Amended Note”) reflecting the changes set forth in (i) and (ii) above; (iv) the expiration date of the Original Warrants was extended from the third anniversary of their original issue date to the fifth anniversary of their original issue date; (v) the per share exercise price of the Original Warrants was reduced from $2.61 to $1.63; and (vi) in exchange for the Original Warrants, the Company issued and delivered to the Investor Amended and Restated Warrants (the “Amended Warrants”) reflecting the changes set forth in (iv) and (v) above.

C.           On December 31, 2009, the Company and the Investor entered into a Second Amendment to the Purchase Agreement (the “Second Amendment”), pursuant to which, among other things: (i) the First Amended Maturity Date was extended from December 31, 2009 to December 31, 2010 (the “Second Amended Maturity Date”); (ii) all accrued and unpaid interest on the Original Note and First Amended Note, in the aggregate amount of $216,411, was added to the Original Principal Amount, resulting in a new principal balance of $1,716,411 (the “New Principal Balance”); (iii) in exchange for the First Amended Note, the Company issued and delivered to the Investor a Second Amended and Restated Promissory Note (the “Second Amended Note”) reflecting the changes set forth in (i) and (ii) above; (iv) the Company issued and delivered to the Investor additional three-year warrants to purchase 526,506 shares of the Company’s common stock, at an  exercise price of $1.63 per share (the “Additional Warrants”); and (v) the Company’s obligations under the Second Amended Note were secured by a pledge of 2,104,950 shares of common stock of the Company beneficially owned by Yang Yong Shan (the Pledged Shares”), the Company’s Chief Executive Officer (the “Pledgor”).

D.           The parties desire to further amend the Transaction Documents (as defined in Section 1 below), in order to, among other things, modify the terms and conditions thereof upon the terms and subject to the conditions set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Accuracy of Recitals; Definitions.  Each of the Company and the Investor acknowledges and agrees that the foregoing Recitals are true and accurate and are incorporated herein by reference.  The Purchase Agreement, Original Note, Original Warrants, First Amendment, First Amended Note, Amended Warrants, Second Amendment, Second Amended Note and Additional Warrants shall be referred to herein collectively as the “Transaction Documents”.  Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents.

2.           Amendments to Transaction Documents.  Subject to the satisfaction of the conditions set forth in Section 3 below, the Company and the Investor hereby agree as follows:

2.1         Amendments to Second Amended Note.

(a)           The Second Amended Maturity Date is hereby further extended from December 31, 2010 to December 31, 2012 (the “New Repayment Date”).

(b)           As of the Second Amended Maturity Date, the interest rate on the Second Amended Note is increased from 10% per annum, to 15% per annum (the “Second Increased Interest Rate”), which Second Increased Interest Rate shall continue until the Third Amended Note (as defined in Section 2.1(c) below), becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

(c)           The Company shall issue and deliver, or cause to be delivered, to the Investor, against delivery by the Investor of its Second Amended Note to the Company for cancellation, a duly executed amended and restated promissory note reflecting the changes set forth in Sections 2.1(a) and 2.1(b) above, in the form attached hereto as Exhibit A (the “Third Amended Note”).

(d)           Commencing on September 1, 2011, and continuing until such time as accrued and unpaid interest in the aggregate amount of $343,282.20 (the “Accrued Interest”), representing the full amount of accrued and unpaid interest payable under the Second Amended Note for the period from January 1, 2010 through August 31, 2011, has been paid by the Company, the Company shall pay $50,000 (or such lesser amount of Accrued Interest as is then remaining) to the Investor, its successors or assigns, on the first day of each month, to be applied against such Accrued Interest (each, a “Required Interest Payment”).  The Company shall use best efforts to make the Required Interest Payments when due pursuant to this Section 2.1(d) (and Section 1.1 of the Third Amended Note).  In the event that a Required Interest Payment is not paid by the Company when due, the Company shall have a forty-five (45) day cure period within which to make such payment (in each case, the “Cure Period”).  The Company’s failure to pay such Required Interest Payment prior to the end of the applicable Cure Period shall be deemed to be an “Event of Default” pursuant to Section 3.1(a) of the Third Amended Note.

2.2         Amendments to Amended Warrants.

(a)           The per share exercise price of the Amended Warrants (150,000 originally issued on June 12, 2008, as previously amended on December 31, 2008) is hereby reduced from $1.63, to $1.00.

(b)           The expiration date of the Amended Warrants is hereby changed to December 31, 2013.

(c)           The Company shall issue and deliver, or cause to be delivered, to the Investor, against delivery by the Investor of the signed, original Amended Warrants to the Company for cancellation, duly executed Amended and Restated Warrants reflecting the changes set forth in this Section 2.2 (a) and (b), in the form attached hereto as Exhibit B (the “Amended June 2008 Warrants”).

2.3         Amendments to Additional Warrants.

(a)           The per share exercise price of the Additional Warrants (526,506 originally issued on December 31, 2009) is hereby reduced from $1.63, to $1.00.

(b)           The expiration date of the Additional Warrants is hereby changed to December 31, 2013.

(c)           The Company shall issue and deliver, or cause to be delivered, to the Investor, against delivery by the Investor of the signed, original Additional Warrants to the Company for cancellation, duly executed Amended and Restated Warrants reflecting the changes set forth in this Section 2.3 (a) and (b), in the form attached hereto as Exhibit C (the “Amended December 2009 Warrants”).

2.4         Amendment to Number of Pledged Shares.

(a)           The number of Pledged Shares is hereby increased from 2,104,950 shares to 4,000,000 shares.

(b)           The Pledgor, the Company, the Investor and Legend Merchant Group, Inc., as Pledge Agent on behalf of the Investor, shall, concurrently herewith, execute a Pledge Agreement (“Pledge Agreement”), in the form attached hereto as Exhibit D, with respect to the Pledgor’s pledge of 4,000,000 shares of common stock of the Company to secure the Company’s obligations under the Third Amended Note (The Third Amendment, the Third Amended Note, the Amended June 2008 Warrants, the Amended December 2009 Warrants and the Pledge Agreement may hereinafter be referred to collectively as the “Amended Transaction Documents”).

2.5         Payment of Loan Extension Fee.  As additional consideration for the Investor’s agreement to provide for the further extension of the Second Amended Maturity Date of the Second Amended Note (pursuant to Sections 2.1(a) hereof), the Company shall pay to the Investor, on or before December 31, 2012, a loan extension fee in an aggregate amount of $17,164.11 (the “Loan Extension Fee”).

3.           Conditions Precedent.  The effectiveness of this Third Amendment is subject to satisfaction of each of the following conditions precedent, or waiver of such conditions precedent by the appropriate party or parties:

3.1         The representations and warranties made by the Company in this Third Amendment are accurate in all respects.

3.2         Except as otherwise set forth herein, or as previously disclosed by the Company in its reports filed with the Securities and Exchange Commission, no Event of Default shall be in existence under the Second Amended Note.

3.3         No Material Adverse Effect shall have occurred since the date of filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

3.4         No suit, proceeding or action shall have been commenced against or involving the Company which, if successful, would result in a Material Adverse Effect.

3.5         The Investor shall have received the following documents and other items, duly executed by an authorized representative of the Company, as necessary:

(a)	a copy of this Third Amendment;

(b)	the original Third Amended Note;

(c)	the original Amended June 2008 Warrants;

(d)	the original Amended December 2009 Warrants;

(e)	a copy of the Pledge Agreement; and

(f)           if requested, evidence that the execution, delivery and performance of this Third Amendment by the Company have been duly authorized by all necessary corporate action.

3.6         The Company shall have received the following documents and other items from the Investor, duly executed by an authorized representative of the Investor, as necessary:

(a)	a copy of this Third Amendment;

(b)	the original Second Amended Note (for cancellation);

(c)	the original Amended Warrants (for cancellation);

(d)	the original Additional Warrants (for cancellation);

(e)	a copy of the Pledge Agreement; and

(f)           if requested, evidence that the execution, delivery and performance of this Third Amendment by the Investor have been duly authorized by all necessary corporate action.

4.           Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended by the Amended Transaction Documents, the Transaction Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended.  The Amended Transaction Documents shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as amended by the Amended Transaction Documents, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Transaction Documents or any other document or instrument to any Transaction Documents, or words of similar import, shall mean and be a reference to the Transaction Documents, as amended by the Amended Transaction Documents.

5.           Representations and Warranties.  The Company hereby represents and warrants to the Investors as follows:

5.1          The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2          The execution, delivery and performance by the Company of this Third Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law, statute, regulation, ordinance, tariff or order.

5.3          No consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other person is required in connection with the execution, delivery, performance, validity or enforceability of this Third Amendment by or against the Company.

5.4          This Third Amendment has been duly executed and delivered by the Company.

5.5           This Third Amendment constitutes the Company’s legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

5.6            To the best of the Company’s knowledge, except as otherwise set forth herein, it is in compliance with all covenants and agreements in the Transaction Documents and it is not in default under the Transaction Documents, and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Third Amendment.

5.7           The representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if made on the date hereof.

6.           Waiver.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Investor hereby (a) waives any Event of Default (as defined in Section 3.1 of the Second Amended Note) resulting from the Company’s failure to pay any principal and/or interest when due pursuant to the terms of the Second Amended Note, and (b) rescinds any oral and/or written Notice of Default delivered to the Company in connection therewith.  The foregoing waiver is limited to the matters and by the terms set forth herein and shall not be deemed to constitute a waiver of any other Event of Default existing as of the date hereof, or any Event of Default arising after the date hereof, whether as a result of a breach of the terms and conditions of the Third Amended Note or otherwise, and shall not prejudice the exercise of any or all of the rights and remedies of the Investors under the Transaction Documents, as amended.

7.           Miscellaneous.

7.1           The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Transaction Documents, or any right, power or remedy of the Investor, nor constitute a waiver of any provision of the Transaction Documents, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as otherwise set forth herein, this Third Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Transaction Documents, at law, or otherwise.

7.2           This Third Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Third Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

7.3           This Third Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Transaction Documents.  This Third Amendment shall be considered part of the Transaction Documents for all purposes under the Transaction Documents.  In the event of any inconsistency between this Third Amendment and any of the other Transaction Documents, the terms of this Third Amendment shall control.

7.4           The Transaction Documents, as amended by the Amended Transaction Documents, constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Third Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Third Amendment which shall be given effect so far as possible.

7.5           THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE GOVERNING LAW PROVISIONS SET FORTH IN THE TRANSACTION DOCUMENTS, AS AMENDED BY THIS THIRD AMENDMENT.

7.6           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

[SIGNATURES APPEAR ON THE NEXT PAGES]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name:
Title:

INVESTOR:

JAG MULTI INVESTMENTS, LLC

By:	/s/ Alexander M. Goren
Name:	Alexander M. Goren
Title:	Managing Member

Exhibit A

Form of Third Amended Note

Exhibit B

Form of Amended and Restated June 2008 Warrants

Exhibit C

Form of Amended and Restated December 2009 Warrants

Exhibit D

Form of Pledge Agreement